EXHIBIT 99.1
Interwoven Announces Third Quarter Financial Results
License Revenue Growth of 14%; 76 New Customers;
Company Surpasses the 4,000 Customer Milestone
SAN JOSE, Calif., – October 25, 2007 - Interwoven, Inc. (NASDAQ: IWOV), a global leader in content management solutions, today announced selected financial results for the three and nine months ended September 30, 2007.
Interwoven reported total revenues of $55.5 million for the third quarter of 2007, an increase of 9% from total revenues of $50.9 million for the third quarter last year. License revenues for the third quarter of 2007 were $21.2 million, an increase of 14% over the same period last year. Support and service revenues increased by 6% from the third quarter last year to $34.3 million for the third quarter of 2007.
For the nine months ended September 30, 2007, Interwoven reported total revenues of $162.8 million, an increase of 11% from total revenues of $146.4 million for same period last year. License revenues for the nine months ended September 30, 2007 were $61.9 million, an increase of 13% over the first nine months of 2006. Support and service revenues increased by 10% from the first nine months of last year to $100.9 million for the first nine months of 2007.
As of September 30, 2007, cash, cash equivalents and investments totaled $197.9 million, an increase of $3.8 million during the third quarter of 2007. Deferred revenues at September 30, 2007 were $57.4 million.
Interwoven is not providing other financial information at this time because the company’s voluntary review of its historical stock option grant procedures is not complete.
“This is an incredibly exciting time for Interwoven. We achieved record third quarter revenues and continued to deliver on our growth strategy,” said Joe Cowan, CEO at Interwoven. “Last week, we announced our intent to acquire Optimost to add multivariable testing and Website optimization to our offerings for maximizing online business performance. In August, we unveiled Interwoven Universal Search – Professional Services Edition, a new solution that improves firm efficiency and the client experience. And most importantly, we welcomed 76 new customers during the quarter.”
Customer Success Highlights
•	During the quarter, Interwoven added 76 new customers, bringing the total to over 4,000 customers worldwide.

•	Notable customer orders included: ABN Amro, Australian War Memorial, Avon, Britannia Building Society, Cathay Pacific Airways, Continental Airlines, Discovery Communications, DLA Piper Rudnick Gray Cary US LLP, Fidelity Securities (KK) Japan, Finnegan Henderson Farabow Garrett & Dunner, Fortis Banque, Grant Thornton LLP, Houghton Mifflin Riverdeep Company, Lenovo, Macys, Mattel, Novartis, Philips, SABIC Innovative Plastics (GE Plastics) and US Department of Homeland Security.
Recent Company Highlights
•	Interwoven Announces Intent to Acquire Optimost – On October 17, Interwoven announced that it has entered into a definitive agreement to acquire Optimost, a pioneer of software and services for Website optimization. The combination of Interwoven’s content management solutions and Optimost’s optimization solution provides marketers with the industry’s most complete set of capabilities for creating, deploying, testing, analyzing, and optimizing targeted content to Website visitors.

•	GearUp 2007 in London Attracts Record Attendance – On October 16 – 18, Interwoven hosted GearUp 2007 in London, the company’s European user conference. The event attracted over 500 attendees, and a marquee lineup of keynotes from thought leaders, including Terry Jones, ecommerce visionary and founder of Travelocity.com, and Deb Logan, vice president at Gartner Research. In addition, several prestigious customers shared insights on their strategic use of Interwoven solutions, including adidas, British Telecom, Brodies LLP, and Tesco. GearUp 2007 also featured a partner pavilion with 20 exhibiting partners.
Product News and Industry Leadership Highlights
•	Interwoven Composite Application Provisioning Solution Enhanced – Last week, Interwoven announced an enhanced version of the Interwoven Composite Application Provisioning (CAP) solution. The Interwoven CAP solution allows businesses to automate and standardize the deployment of custom Web applications, resulting in dramatically improved efficiency and time-to-market. The new version, Interwoven CAP version 3.0, provides improved end-to-end automation, graphical reporting, and a more intuitive user interface.

•	Interwoven Universal Search – Professional Services Edition Unveiled – At the International Legal Technology Association’s 30th annual conference in August, Interwoven announced Interwoven Universal Search – Professional Services Edition. This intuitive search solution is uniquely designed to meet the demands and expectations of professional services firms by providing professionals with a solution for instantly locating important content throughout a firm.

•	Momentum Continues with Interactive Marketing Partners – During the third quarter, Interwoven continued to gain traction with interactive marketing partners, and signed several new partners in this arena, including Digitaria, Marketing Associates, Pop Art, and Primitive Logic. These companies add to Interwoven’s growing roster of interactive marketing and Web analytics partners, which includes Avenue A | Razorfish, Earthbound Media Group, Flair Interactive, Molecular, Omniture, One to One Interactive, Organic, Proxicom, Roundarch, Sapient, Unica, Visual Sciences, and WebTrends. The Interwoven partner ecosystem continued to play a significant role in driving business and expanding Interwoven’s reach in the marketplace during the third quarter.

•	Interwoven Shines in the Forrester Wave Report: Web Content Management for External Sites, Q3 2007 – In the third quarter, the research firm Forrester released a new report, which evaluated 11 Web Content Management (WCM) providers. Interwoven was placed in the leader category, and was ranked number one in WCM product strategy and product architecture.

•	Interwoven’s Continued Leadership in Legal Industry Validated by Leading Technology Surveys – During the third quarter, two leading legal industry associations released the results of surveys that demonstrate the company’s continued market leadership in providing content managements solutions to law firms.
o	Members of the International Legal Technology Association, which represents over 100,000 attorneys, voted Interwoven as the top solution provider in three critical areas – management of email and electronic records, extranet solutions, and document management.

o	Members of the Am Law 200, which represents the 200 largest firms in the U.S., named Interwoven WorkSite the number one document management system.
•	Operations Management Names Interwoven Vendor of the Year – During the third quarter, Operations Management, a leading publication from the Institutional Investor group that covers back-office issues of broker – dealers, investment advisor firms, and custodian banks, recently selected Interwoven as its 2007 Vendor of the Year for its Interwoven Peer-2-Peer (P2P) offering.

Interwoven P2P provides automated bilateral connectivity between participants in the global capital markets, and is used by some of the world’s largest financial institutions.
Conference Call Information
Interwoven’s 2007 third quarter results and its revenue outlook for the fourth quarter of 2007 will be discussed today, October 25, 2007 at 2:00 p.m. PDT (5:00 p.m. EDT).
Conference Call Details:

Date:	Thursday, October 25, 2007
Time:	2:00 p.m. PDT (5:00 p.m. EDT)
Live Dial-in #:	(866) 550-6338 or (347) 284-6930
Replay #:	(888) 203-1112 or (719) 457-0820
Pass code:	6324933
Audio Webcast instructions will be available on Interwoven’s Website at http://www.interwoven.com/investors. The call replay will be available starting on October 25, 2007 at approximately 5:00 p.m. PDT for a limited time period.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking” statements, including statements about historical results that may suggest trends in our business. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Our forward-looking statements include management quotations, statements about partner momentum, our proposed acquisition of Optimost and solutions and products. Actual results could differ materially from our current expectations as a result of many factors including: the fact that there can be no assurance as to the length, cost or outcome of the company’s review of historical option grant practices and the company’s accounting for its option grants, or as to the potential impact of that review (including any possible accounting impact); our ability to develop new products, services, features and functionality successfully and on a timely basis; customer acceptance of our solutions; changes in customer spending on enterprise content management initiatives; our ability to cross-sell and up-sell additional products into our installed base of customers; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; the success of our strategic business alliances; intense competition in our markets; changes in key personnel; the introduction of new products or services by competitors; and the ongoing consolidation in our markets. These and other risks and uncertainties associated with our business are described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
About Interwoven
Interwoven is a global leader in content management solutions. Interwoven’s software and services enable organizations to effectively leverage content to drive business growth by improving the customer experience, increasing collaboration, and streamlining business processes in dynamic environments. Our unique approach combines user-friendly simplicity with robust IT performance and scalability to unlock the value of content. Today, more than 4,000 enterprise and professional services organizations worldwide have chosen Interwoven, including: adidas, Airbus, Avaya, Cisco, DLA Piper, the Federal Reserve Bank, FedEx, HSBC, LexisNexis, Microsoft, Samsung, Shell, Samsonite, White & Case, and Yamaha. Over 20,000 developers and over 300 partners enrich and extend Interwoven’s offerings. To learn more about Interwoven, please visit www.interwoven.com.
Investor Relations Contact:
Brian Andersen
Interwoven, Inc.
(408) 953-7218
bandersen@interwoven.com
Media Relations Contact:
Randy Cairns
Interwoven, Inc.
(408) 953-7111
rcairns@interwoven.com

INTERWOVEN, INC.
Selected Consolidated Financial Results
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	Sept 30,		Sept 30,
	2007	2006	2007	2006
Revenues:
License	$21,225	$18,580	$61,856	$54,657
Support and service	34,228	32,335	100,927	91,745

Total revenues	$55,453	$50,915	$162,783	$146,402

	Sept 30, 2007		Dec. 31, 2006
Cash, cash equivalents and investments	$197,887	(1)	$176,461

Accounts receivable, net	$33,278		$34,492

Deferred revenues	$57,448		$57,818

(1)	Following September 30, 2007, we entered into a definitive agreement to acquire Optimost LLC for cash consideration of approximately $52 million and other non-cash consideration. This acquisition is subject to customary closing conditions. Accordingly, Interwoven cannot ensure that the proposed acquisition will be completed in the fourth quarter, or at all.